SECOND SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of October 27, 1999, among Chartwell Re Corporation, a Delaware corporation (the "Company"), Trenwick Group Inc., a Delaware corporation ("Trenwick") and State Street Bank and Trust Company as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, pursuant to the Indenture (the "Original Indenture"), dated as of December 1, 1995, between Piedmont Management Company Inc. ("Piedmont") and the Trustee, Piedmont issued its Contingent Interest Notes Due June 30, 2006 (collectively, the "Securities");

                  WHEREAS, on December 13, 1995, Piedmont merged with and into the Company (the "Prior Merger"), and upon consummation of the Prior Merger, all of the debts, liabilities, duties and obligations of Piedmont became the debts, liabilities, duties and obligations of the Company, including, without limitation, the debts, liabilities, duties and obligations of Piedmont under the Original Indenture;

                  WHEREAS, on consummation of the Prior Merger, the assumption of the debts, liabilities, duties and obligations of Piedmont under the Original Indenture was evidenced by the execution and delivery by Piedmont, the Company and the Trustee of a First Supplemental Indenture dated as of December 13, 1995 (the Original Indenture, as so supplemented, the "Indenture");

                  WHEREAS, the Company and Trenwick have entered into an Agreement and Plan of Merger dated as of June 21, 1999 (the "Merger Agreement") pursuant to which, at the Effective Time (as defined in the Merger Agreement), the Company will be merged with and into Trenwick, with Trenwick being the surviving corporation (the "Present Merger");

                  WHEREAS, upon consummation of the Present Merger, all of the debts, liabilities, duties and obligations of the Company will become the debts, liabilities, duties and obligations of Trenwick, including without limitation the debts, liabilities, duties and obligations of the Company under the Indenture;

                  WHEREAS, Section 5.1 of the Indenture provides in pertinent part that the Company may consummate the Present Merger, and that, in the event thereof, Trenwick shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company under the Indenture;

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


                  WHEREAS, Section 5.1 of the Indenture provides in pertinent part that in connection with the Present Merger, the Company is required to deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the Present Merger and supplemental indenture in respect thereto comply with the provisions described in the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with;

                  WHEREAS, Section 5.2 of the Indenture provides in pertinent part that upon the Present Merger, the successor Person into which the Company is merged shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such successor Person had been named as the Company therein;

                  WHEREAS, Section 9.1 of the Indenture provides in pertinent part that the Company and the Trustee may supplement the Indenture without the consent of any Holder of a Security to provide for the assumption of the Company's obligations under the Indenture to the Holders in the case of a merger pursuant to Article 5 of the Indenture upon request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of such supplemental indenture; and

                  WHEREAS, all things necessary to make this Supplemental Indenture a valid and binding agreement of the Company and Trenwick in accordance with its terms have been done;

                  NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of the Securities as follows:

                  SECTION 1. Trenwick hereby expressly assumes all of the obligations of the Company under the Indenture, including the obligation to make due and punctual payment of the Payment Amount and the performance of every covenant, agreement and obligation on the part of the Company under the Indenture.

                      SECTION 2. Pursuant to Section 5.2 of the Indenture, Trenwick hereby succeeds to, and is substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if Trenwick had been named as the Company therein.

                      SECTION 3. After the execution and delivery of this Supplemental Indenture, any Securities authenticated and delivered in substitution for, or in lieu of, Securities then outstanding and all Securities presented or delivered to the Trustee on and after such date for such purpose shall be stamped, typed or otherwise affixed with a notation as follows:

                   TRENWICK GROUP INC., A DELAWARE CORPORATION, HAS EXPRESSLY
                   ASSUMED  ALL   OF  THE OBLIGATIONS OF  PIEDMONT MANAGEMENT
                   COMPANY INC. AND CHARTWELL RE CORPORATION UNDER THE INDENTURE, INCLUDING THE OBLIGATION TO MAKE DUE AND PUNCTUAL PAYMENT OF THE PAYMENT AMOUNT (AS DEFINED IN THE INDENTURE) AND THE PERFORMANCE OF EVERY COVENANT,
                   AGREEMENT AND OBLIGATION ON THE PART OF THE COMPANY UNDER THE INDENTURE. REFERENCE IS HEREBY MADE TO THE SECOND SUPPLEMENTAL INDENTURE, DATED AS OF OCTOBER 27, 1999, COPIES OF WHICH ARE ON FILE WITH THE TRUSTEE.


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                  SECTION 4. The Trustee accepts this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities in the performance of the trust created by the Indenture as hereby supplemented.

                  SECTION 5. The Indenture, supplemented as hereinabove set forth, is in all respects ratified and confirmed, and the terms and conditions thereof, supplemented as hereinabove set forth, shall be and remain in full force and effect.

                  SECTION  6.  The  recitals   contained  in  this  Supplemental
Indenture shall be taken as statements of Trenwick and the Company, and the Trustee shall have no responsibility for their correctness.

                  SECTION 7. This Supplemental Indenture shall become effective upon, and simultaneously with, the Effective Time of the Merger.

                  SECTION 8. The internal laws of the State of New York shall govern this Supplemental Indenture.

                  SECTION 9. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  SECTION 10. Capitalized terms not otherwise defined herein are defined as set forth in the Indenture.






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



                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                            TRENWICK GROUP INC.


                                            By:  /s/ James F. Billett, Jr.
                                                ----------------------------
                                            Name:    James F. Billett, Jr.
                                            Title:   Chairman, President &
                                                     Chief Executive Officer
Attest:


By: /s/ Jane T. Wiznitzer
    ------------------------
Name:    Jane T. Wiznitzer
Title:   Secretary

                                            CHARTWELL RE CORPORATION


                                            By: /s/ Steven J. Bensinger
                                                ----------------------------
                                            Name:    Steven J. Bensinger
                                            Title:   President

Attest:


By:    /s/ John V. Del Col
    ------------------------
Name:    John V. Del Col
Title:   Vice President,
         General Counsel & Secretary

                                            STATE STREET BANK AND TRUST COMPANY


                                            By: /s/ Kathy A. Larimore
                                                ----------------------------
                                            Name:    Kathy A. Larimore
                                            Title:   Assistant Vice President

Attest:

By:    /s/ Debra A. Colon
    ------------------------
Name:    Debra A. Colon
Title:   Assistant Secretary





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